                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 1, 2007


                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


             Georgia                  000-28704               88-0429044
             -------                 -----------              ----------
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement


     Ingen Technologies, Inc. ("Ingen") entered into a non-exclusive distribution agreement with SportKAT, LLC ("SportKAT") for Secure Balance(TM). The agreement is dated June 1, 2007. SportKAT signed it on June 13, 2007. Under the terms of the agreement, Ingen can purchase certain products from SportKAT. The term of the agreement is 12 months, with an extension of 12 months by mutual agreement. The financial terms of the agreement are confidential and continue the on-going relationship of Ingen and SportKAT for the sale of Secure Balance(TM) to Ingen clients. Ingen does not have the authority to report the confidential trade secrets of SportKAT (as contained in the agreement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 18, 2007           Ingen Technologies, Inc.


                                    By: /s/ Scott R. Sand
                                        -------------------------------------
                                        Scott R. Sand
                                        Chief Executive Officer and Chairman

TABLE OF EXHIBITS
(All Exhibits have been properly signed by the parties.
Original agreements are filed in our offices)


EXHIBIT NO.    DESCRIPTION

99.1 Distribution Agreement between Ingen Technologies, Inc. and SportKAT, LLC, dated June 1, 2007; signed by SportKAT on June 13, 2007 (not including schedules which are confidential trade secrets of SportKAT).


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